Exhibit 10.1

PAR Technology Corporation
8383 Seneca Turnpike New Hartford, NY 13413
P 800.448.6505
www.partech.com

March 16, 2022

Mr. Savneet Singh
c/o PAR Technology Corporation 8383 Seneca Turnpike
New Hartford, NY 13413

Re: Amendment; Employment Letter (“Amendment”)
Dear Savneet:
Your Employment Letter dated February 27, 2020, as amended on February 16, 2021 (“Employment Letter”), with PAR Technology Corporation (the “Company”) is further amended as set forth below in this Amendment. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Employment Letter.

Your annual base salary will be $620,000 and Section 4. (Short Term Incentive) of the Employment Letter is amended to modify your annual STI bonus payout for the Company’s fiscal year ending December 31, 2022 (“FY 2022”). Accordingly, the third sentence of Section 4. (Short Term Incentive) of the Employment Letter is hereby amended and restated to read in its entirety as follows:

Your annual STI bonus payout for the Company’s fiscal year ending December 31, 2022 (“FY 2022”) shall be the applicable percentage listed below in the ‘Payout’ column of your base salary earned in FY 2022.

Achievement	Payout
85% (threshold)	50%
90%	75%
95%	95%
100% (target	100%
110%	110%
120%	130%
130% (maximum)	160%

The performance goals linked to the Performance RSUs award for the third performance period are amended to better align with key performance metrics of the Company’s performance. Accordingly, the third paragraph of Section 5. (Long Term Incentive) of the Employment Letter is hereby amended and restated to read in its entirety as follows:

For the first performance period, the performance goal for the Performance RSUs for such performance period shall be Restaurant Annual Recurring Revenue Growth (as herein defined, “RARR Growth”) or Restaurant Bookings. For the second performance period, the performance goals for the Performance RSUs shall be Restaurant Annual Recurring Revenue Growth (as herein defined, “RARR Growth”) and Restaurant Annual Recurring Revenue Gross Margin (as herein defined, “RARR Gross Margin”). For the third performance period, the performance goals for the Performance RSUs shall be Annual Recurring Revenue (as herein defined, “ARR”) and Annual Recurring Revenue Gross Margin. For purposes of this Letter, “Restaurant Annual Recurring Revenue” or “RARR” shall mean recurring revenue from the following sources: Brink SaaS, Core Services, Merchant Services, Partner Revenue, Restaurant Magic SaaS and such additional sources specified by the Committee at the time performance goals are established. RARR Growth for a given two-year performance period is calculated as follows:

RARR Growth = (R2 – R1)/R1

In addition, the following language shall be appended to the end of the fourth paragraph of Section 5. (Long Term Incentive) of the Employment Letter.

For purposes of this Letter, “Annual Recurring Revenue” or “ARR” shall mean the annualized revenue from SaaS and related revenue of the Company’s software products as of the last day of the third performance period. ARR is calculated by annualizing the monthly recurring revenue for all locations active on the Company’s SaaS software as of the last day of the third performance period and includes recurring payment processing services revenue, net of expenses. “Annual Recurring Revenue Gross Margin” shall mean the Company’s gross margin of revenue from SaaS, related revenue of its software products and recurring payment processing services revenue, net of expenses, and excluding amortization of acquired and internally developed technology.

Except as set forth in this Amendment and as amended hereby, all other terms and provisions of the Employment Letter shall remain unchanged and in full force and effect. If you agree with the terms of this Amendment, please evidence your agreement by signing and dating this Amendment in the space indicated below and return it to me. Feel free to contact me if you have questions or if you need any additional information.

Sincerely,

By: /s/ Bryan A. Menar
Name: Bryan A. Menar
Title: Chief Financial Officer

Agreed to and Accepted:

/s/ Savneet Singh
Savneet Singh
Dated: 3/16/2022

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